EXHIBIT 21

                               CONMED Corporation
                         Subsidiaries of the Registrant

         Name                              State or Country of Incorporation
         ----                              ---------------------------------

Aspen Laboratories, Inc.                               Colorado
CONMED Andover Medical, Inc.                           New York
CONMED Endoscopic Technologies, Inc.                   Massachusetts
CONMED Integrated Systems, Inc.                        New York
CONMED Integrated Systems Canada ULC                   Canada
CONMED Israel Ltd.                                     Israel
CONMED Receivables Corporation                         New York
Envision Medical Corporation                           California
GWH Limited Partnership                                Florida
Largo Lakes I Limited Partnership                      Florida
Linvatec Corporation                                   Florida
Linvatec Austria                                       Austria
Linvatec Australia Pty. Ltd                            Australia
Linvatec Biomaterials, Inc.                            Pennsylvania
Linvatec Biomaterials, Ltd.                            Finland
Linvatec Belgium S.A.                                  Belgium
Linvatec Canada ULC                                    Canada
Linvatec Deutschland GmbH                              Germany
Linvatec Europe SPRL                                   Belgium
Linvatec France S.A.R.L.                               France
Linvatec Korea Ltd.                                    Korea
Linvatec Nederland B.V.                                Netherlands
Linvatec Spain                                         Spain
Linvatec U.K. Ltd.                                     United Kingdom